UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111
(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 11, 2007, South Beach Resorts, LLC (“SBR”), American Leisure Holdings, Inc.’s (“our,” “we,” the “Company’s”) wholly owned subsidiary defaulted on a loan due to LaSalle Bank National Association, as trustee of Structured Finance Fund, L.P., successor-in-interest to Marathon Structured Finance Fund L.P. ("LaSalle"). The loan principal at that time was $7,498,900 and accrued interest of $79,910 was due at January 11, 2007. LaSalle has a mortgage interest on certain real property owed by SBR, located at 740 Ocean Drive, Miami Beach, Florida, known as the Boulevard Hotel (the "Property") in connection with the loan.

A Forbearance Agreement was subsequently executed with LaSalle on or about February 2, 2007, to waive the default until April 11, 2007, provided SBR continued to make monthly interest payments on the debt outstanding and a principal payment of $750,000 was made on February 8, 2007, which payment and monthly payments have been made to date.

On or around July 11, 2007, we entered into the First Amendment to Forbearance Agreement with LaSalle, whereby LaSalle agreed to extend the terms of the Forbearance Agreement until 5:00 P.M. on October 11, 2007, assuming that we continue to make the required payments of interest on the loan, and no event of default occurs under the loan. Additionally, pursuant to the terms of the First Amendment to the Forbearance Agreement, we paid all accrued interest due under the loan in connection with our entry into such agreement, totaling approximately $64,442, with $6,248,900 of outstanding principal due under the loan as of July 11, 2007; $500,000 which was paid as a principal reduction in connection with the extension of the note; LaSalle’s reasonable attorneys fees in connection with the First Amendment to the Forbearance Agreement; and an additional fee of $50,000 in connection with the extension to LaSalle.

We are currently working to secure new financing to replace the LaSalle loan; however we can provide no assurances that such financing will be raised on favorable terms, if at all. The LaSalle loan bears interest at the rate of the greater of (a) ten percent (10%) or (b) the London Interbank Offered Rate (LIBOR) plus seven percent (7%). The note also required a $180,000 exit fee to be paid at the time the loan was repaid, which amount has not been paid to date. LaSalle may also require us to pay a 5% late payment fee in connection with our failure to repay the loan amount when due. LaSalle has agreed to waive the default rate of interest if we make all of our required payments. The default rate of interest is LIBOR plus twelve percent (12%), which was equal to approximately 17.43%, with the LIBOR at 5.43% as of the filing of this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1*	First Amendment to Forbearance Agreement with LaSalle
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: July 18, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer